Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-191646, 333-185339, 333-177008, 333-169766, 333-162222, 333- 153672, 333-140066, and 333-126743) Registration Statement on Form S-3 (No. 333-195799 and 333-162221) of Diamond Foods, Inc. of our report dated October 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

October 3, 2014